Exhibit 99.1

3700 Glenwood Ave., Ste. 530 Raleigh, NC 27612
TRIANGLE CAPITAL CORPORATION REPORTS FIRST QUARTER
2011 RESULTS AND ANNOUNCES $12.2 MILLION GAIN ON SALE OF
PORTFOLIO COMPANY
RALEIGH, NC — May 4, 2011, Triangle Capital Corporation (NYSE: TCAP) (“Triangle” or the “Company”), a leading specialty finance company that provides customized financing solutions to lower middle market companies located throughout the United States, today announced its financial results for the first quarter of 2011.
Commenting on the quarter, Garland S. Tucker, III, President and CEO, stated, “Our investment pipeline remained robust during the first quarter as we closed five new investments totaling approximately $51.5 million. From a capital markets perspective, our February equity offering appears to have been very well timed in terms of providing fresh growth capital at an opportune time. As a result of this fortunate timing, we not only were able to generate significantly higher net investment income per share than we originally had anticipated, but we also believe it positions us to continue increasing our dividend over the next several quarters.”
First Quarter 2011 Results
Total investment income during the first quarter of 2011 was $12.4 million, compared to total investment income of $7.5 million for the first quarter of 2010, representing an increase of 66.0%. The Company’s increase in investment income is primarily attributable to new portfolio investments made during 2010 and 2011 which resulted in an increase in total loan interest, fee, dividend and paid-in-kind interest income of approximately $5.0 million, partially offset by a decrease in non-recurring fee income of $0.1 million.
Net investment income during the first quarter of 2011 was $7.7 million, compared to net investment income of $3.8 million for the first quarter of 2010, representing an increase of 103.7%. The Company’s net investment income per share during the first quarter of 2011 was $0.46, based on a weighted average share count of 16,848,570, as compared to $0.32 during the first quarter of 2010, based on a weighted average share count of 11,877,688.
The Company’s net increase in net assets resulting from operations was $12.4 million during the first quarter of 2011, as compared to a net increase in net assets resulting from operations of $4.1 million during the first quarter of 2010. The Company’s net increase in net assets resulting from operations was $0.73 per share during the first quarter of 2011 based on a weighted average share count of 16,848,570, as compared to a net increase in net assets resulting from operations of $0.35 per share during the first quarter of 2010, based on a weighted average share count of 11,877,688.

The Company’s net asset value per share at March 31, 2011, was $13.42 as compared to $12.09 per share at December 31, 2010. As of March 31, 2011, the Company’s weighted average yield on its outstanding, currently yielding, debt investments was approximately 15.2%.
Liquidity and Capital Resources
At March 31, 2011, the Company had cash and cash equivalents totaling $73.4 million.
During the first quarter of 2011, the Company completed a public offering of 3.5 million shares of common stock with net proceeds of approximately $63.1 million.
Also during the first quarter of 2011, Triangle pre-paid $9.5 million in Small Business Administration (“SBA”) guaranteed debentures that had a maturity date of September 1, 2015, and which bore interest at a weighted average interest rate of 5.8%. As of March 31, 2011, the Company had non-callable, fixed rate SBA guaranteed debentures outstanding totaling $214.6 million. Under current SBA limits, the Company has the ability to issue up to a total of $9.5 million in additional SBA-guaranteed debentures.
Commenting on the Company’s liquidity position, Steven C. Lilly, Chief Financial Officer, stated, “Given the amount of investment activity we experienced during the first quarter, we are pleased to still have sufficient liquidity available to us as of March 31, 2011. In addition, we expect to close on our senior credit facility before June 30, 2011, which will provide significant additional liquidity as we continue to look for attractive investment opportunities.”
Gain on Sale of Portfolio Company
On May 2, 2011, Triangle recognized a long term capital gain of approximately $12.2 million, or approximately $0.66 per share, in connection with the sale of certain assets of Fischbein, LLC (“Fischbein”). Triangle’s investment in Fischbein consisted of $8.4 million in subordinated debt and $4.8 million in equity. The total investment yielded an internal rate of return of 33.7%. Fischbein is a global manufacturer of flexible packaging and materials handling equipment.
Dividend and Distribution Information
On February 23, 2011, Triangle announced that its board of directors had declared a cash dividend of $0.42 per share. This was the Company’s seventeenth consecutive quarterly dividend since its initial public offering in February, 2007. The dividend was payable as follows:
Record Date: March 16, 2011
Payment Date: March 30, 2011
Triangle has adopted a dividend reinvestment plan (“DRIP”) that provides for reinvestment of dividends on behalf of its stockholders, unless a stockholder elects to receive cash. As a result, when the Company declares a cash dividend, stockholders who have not opted out of the DRIP will have their cash dividends automatically reinvested in additional shares of the Company’s common stock, rather than receiving cash dividends.

When the Company declares and pays dividends, it determines the allocation of the distribution between current income, accumulated income and return of capital on the basis of accounting principles generally accepted in the United States (“GAAP”). At each year end, the Company is required for tax purposes to determine the dividend allocation based on tax accounting principles. Due to differences between GAAP and tax accounting principles, the portion of each dividend distribution that is ordinary income, capital gain or return of capital may differ for GAAP and tax purposes.
Recent Portfolio Activity
During the first quarter of 2011, Triangle made five new investments totaling approximately $51.5 million, three debt investments in existing portfolio companies totaling approximately $16.6 million, and two equity investments in existing portfolio companies of approximately $0.1 million. Also during the first quarter of 2011, two portfolio company loans repaid at par totaling approximately $11.5 million and the Company received normal principal repayments and partial loan prepayments totaling approximately $3.4 million.
Investment transactions which occurred during the first quarter of 2011 are summarized as follows:
On February 11, 2011, Triangle made a $10.0 million subordinated debt investment in Pomeroy IT Solutions, Inc. (“Pomeroy”). Headquartered in Hebron, KY, Pomeroy is a provider of information technology infrastructure outsourcing services.
On February 28, 2011, Triangle made an $8.8 million investment in Captek Softgels, Inc. (“Captek”) consisting of subordinated debt and equity. Captek is an integrated manufacturer, packager and marketer of custom designed softgel nutraceutical products. Captek provides standard and customized formulations under contract manufacturing relationships for leading global brands in the United States.
On March 11, 2011, Triangle made a senior subordinated debt investment of $9.0 million in DLR Restaurants, LLC (“DLR”). DLR operates Dick’s Last Resort restaurants with multiple locations throughout the United States. DLR offers a unique dining experience with an interactive wait staff that entertains customers throughout the meal with tasteful humor.
On March 21, 2011, Triangle made a $12.3 million investment in National Investment Managers, Inc. (“NIM”) consisting of subordinated debt and equity. NIM is a national provider of retirement plan design, consulting, administration and pension actuarial services for small and medium-sized businesses. NIM subsequently announced a name change to United Retirement Plan Consultants, Inc.
On March 25, 2011, Triangle made an $11.5 million investment in Home Physicians Management, LLC (“Home Physicians”) consisting of senior and junior subordinated debt. Home Physicians is a provider of primary care physician services and podiatry services in homes and assisted living facilities.

Investments subsequent to quarter end are summarized as follows:
On April 2, 2011, Triangle made a $5.0 million investment in The Main Resource (“TMR”) consisting of subordinated debt with warrants. TMR sells a wide range of automotive supplies, repair items and replacement parts used in automotive service garages.
On April 8, 2011, Triangle made $5.3 million investment in Main Street Gourmet (“MSG”) consisting of subordinated debt, junior subordinated debt with warrants and equity. MSG is a wholesale bakery that develops, produces and sells a broad line of bakery products. Customers include fast casual restaurants, bakery/cafes, coffee chains, family restaurants, grocery retailers, and broad-line distributors.
Conference Call to Discuss First Quarter 2011 Results
Triangle has scheduled a conference call to discuss first quarter results for Thursday, May 5, 2011, at 9:00 a.m. ET.
To listen to the call, please dial 877-312-5521 or 253-237-1143 approximately 10 minutes prior to the start of the call. A taped replay will be made available approximately two hours after the conclusion of the call and will remain available until August 5, 2011. To access the replay, please dial 800-642-1687 or 706-645-9291 and enter the passcode 61858980.
Triangle’s quarterly results conference call will also be available via a live webcast on the investor relations section of its website at http://ir.tcap.com/events.cfm. Access the website 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the Company’s website until July 31, 2011.
Annual Meeting of Stockholders
The 2011 Annual Meeting of Stockholders of Triangle convened at The Woman’s Club of Raleigh, 3300 Woman’s Club Drive, Raleigh, NC 27612 on Wednesday, May 4, 2011, at 8:30 a.m. (Eastern Time) for stockholders of record as of the close of business on March 3, 2011, and a quorum was present. Five of the six proposals were approved on May 4, 2011. The 2011 Annual Meeting of Stockholders was adjourned until Monday, June 13, 2011, at 8:30 a.m. (Eastern Time), in order to provide additional time to solicit proxies for Proposal Number 2, the approval to authorize Triangle, pursuant to the approval of its Board of Directors, to sell shares of its common stock during the next year at a price below Triangle’s then current net asset value, or book value, per share. The meeting will be reconvened at 3700 Glenwood Avenue, Suite 530, Raleigh, North Carolina 27612. The results of the proposals that were voted on will be reported through a current report on Form 8-K within four days of the 2011 Annual Meeting of Stockholders.
About Triangle Capital Corporation
Triangle Capital Corporation (www.TCAP.com) is a specialty finance company organized to provide customized financing solutions to lower middle market companies located throughout the United States. Triangle’s investment objective is to seek attractive returns by generating current income from debt investments and capital appreciation from equity related investments. Triangle’s investment philosophy is to partner with business owners, management teams and financial sponsors to provide flexible financing solutions to fund growth, changes of control, or other corporate events. Triangle typically invests $5.0 million — $15.0 million per transaction in companies with annual revenues between $20.0 million and $100.0 million and EBITDA between $3.0 million and $20.0 million.
Triangle has elected to be treated as a business development company under the Investment Company Act of 1940 (“1940 Act”). Triangle is required to comply with a series of regulatory requirements under the 1940 Act as well as applicable NYSE, federal and state laws and regulations. Triangle has elected to be treated as a regulated investment company under the

Internal Revenue Code of 1986. Failure to comply with any of the laws and regulations that apply to Triangle could have a material adverse effect on Triangle and its stockholders.
Forward Looking Statements
This press release may contain forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any such statements, other than statements of historical fact, are likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under the Company’s control, and that the Company may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance. Actual developments and results are highly likely to vary materially from these estimates and projections of the future and some of these uncertainties are enumerated in Triangle’s filings with the Securities and Exchange Commission. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, each as filed with the Securities and Exchange Commission. Copies are available on the SEC’s website at www.sec.gov. Such statements speak only as of the time when made, and the Company undertakes no obligation to update any such statement now or in the future.
Contacts
Sheri Blair Colquitt
Vice President, Investor Relations
919-719-4784
scolquitt@tcap.com
Steven C. Lilly
Chief Financial Officer
919-719-4789
slilly@tcap.com
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TRIANGLE CAPITAL CORPORATION
Consolidated Balance Sheets

	March 31,	December 31,
	2011	2010
	(Unaudited)
Assets
Investments at fair value:
Non—Control / Non—Affiliate investments (cost of $287,830,346 and $244,197,828 at March 31, 2011 and December 31, 2010, respectively)	$290,736,361	$245,392,144
Affiliate investments (cost of $66,285,172 and $60,196,084 at March 31, 2011 and December 31, 2010, respectively)	63,438,848	55,661,878
Control investments (cost of $23,332,268 and $19,647,795 at March 31, 2011 and December 31, 2010, respectively)	30,011,421	24,936,571

Total investments at fair value	384,186,630	325,990,593
Cash and cash equivalents	73,420,711	54,820,222
Interest and fees receivable	1,400,613	867,627
Prepaid expenses and other current assets	338,094	119,151
Deferred financing fees	6,414,292	6,200,254
Property and equipment, net	58,698	47,647

Total assets	$465,819,038	$388,045,494

Liabilities
Accounts payable and accrued liabilities	$927,738	$2,268,898
Interest payable	613,677	2,388,505
Taxes payable	6,307	197,979
Deferred revenue	42,787	37,500
Deferred income taxes	402,787	208,587
SBA-guaranteed debentures payable	214,607,244	202,464,866

Total liabilities	216,600,540	207,566,335

Net Assets
Common stock, $0.001 par value per share (150,000,000 shares authorized, 18,569,856 and 14,928,987 shares issued and outstanding as of March 31, 2011 and December 31, 2010, respectively)	18,570	14,929
Additional paid-in-capital	247,760,609	183,602,755
Investment income in excess of distributions	3,347,637	3,365,548
Accumulated realized losses on investments	(8,244,376)	(8,244,376)
Net unrealized appreciation of investments	6,336,058	1,740,303

Total net assets	249,218,498	180,479,159

Total liabilities and net assets	$465,819,038	$388,045,494

Net asset value per share	$13.42	$12.09

TRIANGLE CAPITAL CORPORATION
Unaudited Consolidated Statements of Operations

	Three Months	Three Months
	Ended	Ended
	March 31, 2011	March 31, 2010
Investment income:
Loan interest, fee and dividend income:
Non—Control / Non—Affiliate investments	$8,749,449	$4,801,642
Affiliate investments	1,374,243	1,030,596
Control investments	258,268	353,145

Total loan interest, fee and dividend income	10,381,960	6,185,383

Paid—in—kind interest income:
Non—Control / Non—Affiliate investments	1,481,820	827,601
Affiliate investments	395,171	262,677
Control investments	65,297	125,948

Total paid—in—kind interest income	1,942,288	1,216,226

Interest income from cash and cash equivalent investments	101,149	83,298

Total investment income	12,425,397	7,484,907

Expenses:
Interest expense	1,989,984	1,739,980
Amortization of deferred financing fees	309,763	96,431
General and administrative expenses	2,397,523	1,854,812

Total expenses	4,697,270	3,691,223

Net investment income	7,728,127	3,793,684

Net realized gain on investments—Non Control / Non—Affiliate	—	199,200
Net unrealized appreciation of investments	4,595,755	209,343

Total net gain on investments before income taxes	4,595,755	408,543
Income tax benefit (provision)	27,359	(52,898)

Net increase in net assets resulting from operations	$12,351,241	$4,149,329

Net investment income per share—basic and diluted	$0.46	$0.32

Net increase in net assets resulting from operations per share—basic and diluted	$0.73	$0.35

Dividends declared per common share	$0.42	$0.41

Weighted average number of shares outstanding—basic and diluted	16,848,570	11,877,688

TRIANGLE CAPITAL CORPORATION
Unaudited Consolidated Statements of Cash Flows

	Three	Three
	Months	Months
	Ended	Ended
	March 31,	March 31,
	2011	2010

Cash flows from operating activities:
Net increase in net assets resulting from operations	$12,351,241	$4,149,329
Adjustments to reconcile net increase in net assets resulting from operations to net cash used in operating activities:
Purchases of portfolio investments	(68,275,512)	(14,143,949)
Repayments received/sales of portfolio investments	14,936,864	6,520,580
Loan origination and other fees received	1,466,292	301,875
Net realized gain on investments	—	(199,200)
Net unrealized appreciation of investments	(4,789,955)	(246,344)
Deferred income taxes	194,200	37,000
Payment—in—kind interest accrued, net of payments received	(857,493)	(1,059,516)
Amortization of deferred financing fees	309,763	96,431
Accretion of loan origination and other fees	(415,247)	(215,033)
Accretion of loan discounts	(260,986)	(117,201)
Accretion of discount on SBA-guaranteed debentures payable	42,378	—
Depreciation expense	7,064	5,478
Stock-based compensation	414,329	248,556
Changes in operating assets and liabilities:
Interest and fees receivable	(532,986)	(563,354)
Prepaid expenses	(218,943)	(62,373)
Accounts payable and accrued liabilities	(1,341,160)	(1,192,113)
Interest payable	(1,774,828)	(1,738,084)
Deferred revenue	5,287	(37,500)
Taxes payable	(191,672)	(27,245)

Net cash used in operating activities	(48,931,364)	(8,242,663)

Cash flows from investing activities:
Purchases of property and equipment	(18,115)	—

Net cash used in investing activities	(18,115)	—

Cash flows from financing activities:
Borrowings under SBA-guaranteed debentures payable	21,600,000	—
Repayments of SBA-guaranteed debentures payable	(9,500,000)	—
Financing fees paid	(523,801)	—
Proceeds from public stock offerings, net of expenses	63,138,255	(2,255)
Common stock withheld for payroll taxes upon vesting of restricted stock	(485,595)	(123,840)
Cash dividends paid	(6,678,891)	(3,558,973)

Net cash provided by (used in) financing activities	67,549,968	(3,685,068)

Net increase (decrease) in cash and cash equivalents	18,600,489	(11,927,731)
Cash and cash equivalents, beginning of period	54,820,222	55,200,421

Cash and cash equivalents, end of period	$73,420,711	$43,272,690

Supplemental disclosure of cash flow information:
Cash paid for interest	$3,722,434	$3,478,064